Exhibit 5.1

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

October 7, 2025

CorMedix Inc.

300 Connell Drive

Suite 4200

Berkely Heights, NJ 07922

Ladies and Gentlemen:

We have acted as counsel to CorMedix Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 filed by the Company with the U.S. Securities and Exchange Commission on October 7, 2025 (the “Registration Statement”) under the Securities Act of 1933 (as amended, the “Act”), relating to the resale from time to time by Deerfield Private Design Fund IV, L.P., a Delaware limited partnership (“Deerfield IV”), and Deerfield Private Design Fund III, L.P., a Delaware limited partnership (“Deerfield III” and, together with Deerfield IV, the “Selling Securityholders”) of up to 6,323,833 shares of the Company’s common stock (the “Common Stock”), par value $0.001 per share (collectively, the “Shares”), which includes (i) 3,323,833 outstanding shares of Common Stock, and (ii) 3,000,000 shares of Common Stock issuable upon the achievement of certain milestones as set forth in that certain Contingent Payment Agreement, dated as of August 29, 2025 by and among the Company, Melinta Therapeutics, LLC, a Delaware limited liability company (“Melinta”), the Selling Securityholders and Deerfield IV, solely in its capacity as representative, agent and attorney-in-fact of the Melinta equityholders (the “CPA”).

We have examined copies of the amended and restated certificate of incorporation of the Company (as amended), the second amended and restated bylaws of the Company, the Registration Statement, all relevant resolutions adopted by the Company’s board of directors and such other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

Brussels     Chicago      Dallas      Frankfurt      Hamburg     Houston      London      Los Angeles

Milan     Munich     New York     Palo Alto     Paris      Rome      San Francisco     Washington

October 7, 2025

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares are (or will be, in the case of the Shares issued upon the achievement of certain milestones as set forth in the CPA) validly issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof. Insofar as provisions of any of the documents are referenced in this opinion letter for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP